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                                                                     Exhibit 5.1


                               September 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: THE VANTIVE CORPORATION
         REGISTRATION STATEMENT ON FORM S-3
         ----------------------------------

Ladies and Gentlemen:

     As legal counsel for The Vantive Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 655,571 shares of Common Stock, par value $0.001 per share (the "Common Stock") issued to the selling stockholders by the Company in connection with that certain Agreement and Plan of Merger dated August 13, 1997 by and among the Company, Igloo Acquisition Corporation, a Delaware corporation, and Innovative Computer Concepts, Inc., a Delaware corporation.

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 655,571 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the selling stockholders are duly authorized shares of Common Stock and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.



                                         Respectfully submitted,


                                         /s/ Gary Cary Ware & Freidenrich
                                         --------------------------------
                                         GARY CARY WARE & FREIDENRICH
                                         A Professional Corporation